Exhibit 4.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is entered into as of August 9, 2008, by and between GLOBAL RECYCLING TECHNOLOGIES, LTD., a Delaware corporation (the “Company”), and IRA FBO LEONID FRENKEL, Pershing LLC, as Custodian (the “Purchaser”).  For purposes of this Agreement, the Company and the Purchaser are each sometimes individually referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Company wishes to issue and sell to the Purchaser a Secured Convertible Promissory Note in the principal amount of $1,000,000, in the form attached hereto as Exhibit A (the “Note”).

B. The Purchaser wishes to purchase from the Company the Note on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Issuance, Sale, and Delivery of the Note.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell the Note to Purchaser, and Purchaser hereby agrees to purchase the Note from the Company.  The Note will be convertible into shares of Common Stock of the Company, $0.001 par value per share (the “Conversion Shares”), as more particularly described in the Note.  The Note will be issued to Purchaser on the date of funding of the Note (the “Funding Date”).

2. Representations and Warranties of the Company.  In connection with the transactions provided for in this Agreement and in the Note, the Company hereby represents and warrants to the Purchaser the following, which are true and correct as of the date of this Agreement and will be true and correct on the Funding Date:

a. Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company has full power and authority to issue the Note.

b. Valid Issuance of Common Stock.  The Conversion Shares, when issued, sold (as a result of conversion of the Note), and delivered in accordance with the terms and conditions of this Agreement and the Note for the consideration expressed in the Note, will be duly and validly issued, fully paid, and nonassessable.

3. Representations and Warranties of the Purchaser.  In connection with the transactions provided for in this Agreement and in the Note, the Purchaser hereby represents and warrants to the Company the following, which are true and correct as of the date of this Agreement and will be true and correct on the Funding Date:

a. Authorization.  The Purchaser has full power and authority to enter into this Agreement and the Note.  This Agreement and the Note constitute the Purchaser’s valid and legally binding obligation, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

b. Purchase Entirely for Own Account.  This Agreement and the Note are being entered into in reliance upon the Purchaser’s representation to the Company that the Note and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Further, the Purchaser does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to the Securities.

c. Disclosure of Information.  The Purchaser has received all information that it considers necessary or appropriate for deciding whether to acquire the Securities and has reviewed the Company’s Confidential Summary of the Private Offering, dated July 18, 2008, and the Risk Factors set forth threrein.  The Purchaser further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

d. Investment Experience.  The Purchaser is an investor in securities of companies in the development stage and is able to fend for itself, can bear the economic risk of an investment in the Securities, and has such knowledge and experience in financial or business matters that the Purchaser and its principals are capable of evaluating the merits and risks of the investment in the Securities.

e. Accredited Investor.  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

f. Restricted Securities.  The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

g. Legends.  The Purchaser agrees and acknowledges that the Securities may bear the following legend or similar or other applicable legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED, UNLESS AN EXEMPTION EXISTS OR UNLESS SUCH DISPOSITION IS NOT SUBJECT TO THE FEDERAL OR STATE SECURITIES LAWS, AND THE AVAILABILITY OF ANY EXEMPTION OR THE INAPPLICABILITY OF SUCH SECURITIES LAWS MUST BE ESTABLISHED BY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL BE REASONABLY SATISFACTORY TO THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 12 MONTHS AFTER COMMENCEMENT OF AN INITIAL PUBLIC OFFERING UNDER THE SECURITIES ACT, OR OTHER APPLICABLE FEDERAL, STATE, OR FOREIGN LAWS AND REGULATIONS, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

4. Conversion of Notes.  The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Note and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as will be sufficient to effect the conversion of the Note into shares of the Company’s Common Stock.  If at any time the number of authorized but unissued shares of the Company’s Common Stock will not be sufficient to effect the conversion of the Note or otherwise to comply with the terms of this Agreement, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes.

5. Expenses.  Each Party will be responsible for its own fees, costs, and other expenses incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

6. Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7. Exhibits and Recitals.  The Exhibits attached to this Agreement and the Recitals set forth above are hereby incorporated into and made a part of this Agreement.

8. Headings.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or of any term or provision hereof.

9. Entire Agreement; Modification.  This Agreement and the Note constitute the entire agreement between the Parties and supersedes all prior and contemporaneous agreements and undertakings of the Parties with respect to the subject matter hereof and thereof.  No supplement, modification, or amendment of this Agreement will be binding and enforceable unless executed in writing by the Parties.

10. Waiver.  No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver, and no waiver will be binding unless executed in writing by the Party making the waiver.

11. Governing Law; Jurisdiction.  Except as expressly provided herein, this Agreement and all questions relating to its validity, interpretation, performance, and enforcement will be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.  Jurisdiction of and venue for any legal action between the Parties will be in the state and federal courts serving Maricopa County, Arizona, and the Parties hereby consent to such jurisdiction and venue.

12. Severability.  If any provision of this Agreement will be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement will not be affected thereby.

13. Interpretation.  The Parties agree that each Party and its counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not apply to the interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Note Purchase Agreement as of the date first above written.

COMPANY:

GLOBAL RECYCLING TECHNOLOGIES, LTD., a Delaware corporation

By: /s/ John d’Arc Lorenz
John d’Arc Lorenz II, Chief Executive Officer and Chairman

Address:                Global Recycling Technologies, Ltd.
Attn:  John d’Arc Lorenz II
Post Office Box 3064
Tempe, Arizona  85280-3064
Email: john@grtus.com
Fax: (____) ____-______

PURCHASER:

IRA FBO LEONID FRENKEL, Pershing LLC, as Custodian

By: /s/ Leonid Frenkel
Name: Leonid Frenkel
Title:

Address:                401 City Line Avenue
Suite 800
Bala Cynwyd, PA  19004
Email: jfrankel@triagefunds.com
Fax: (610) 668-1919

EXHIBIT A

THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET, OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$1,000,000	August 9, 2008

GLOBAL RECYCLING TECHNOLOGIES, LTD.

SECURED CONVERTIBLE PROMISSORY NOTE

GLOBAL RECYCLING TECHNOLOGIES, LTD., a Delaware corporation (the “Company”), hereby promises to pay to IRA FBO LEONID FRENKEL, Pershing LLC, as Custodian (the “Holder”), in lawful dollars of the United States of America, the sum of $1,000,000 or such lesser amount as will then be outstanding hereunder, together with simple interest on the principal balance outstanding hereunder, commencing on the date of funding of this Note (the “Funding Date”).  The principal amount hereof will be due and payable on a date that is two years from the Funding Date (the “Maturity Date”).  Payment of all amounts due hereunder will be made by mail to the address of the Holder as set forth on the signature page of this Note.

1. Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

a. “Company” includes any legal entity which will succeed to or assume the obligations of the Company under this Note; and

b. “Holder,” when the context refers to a holder of this Note, will mean any person who will at the time be the registered holder of this Note.

2. Interest.  Interest will accrue on the principal amount outstanding under this Note at the rate of 10.0% per annum, beginning on the Funding Date, and based on the number of days elapsed in a 360-day year.  Payments of interest accrued under this Note will be made on a semi-annual basis and may be paid, at the option of the Holder, in lawful dollars of the Untied States of America or in shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), which shares will be valued at the Exercise Price (as defined below) applicable on the date of payment.  On the Maturity Date, the Company will pay to the Holder all principal outstanding under this Note plus all accrued but unpaid interest hereunder.

3. Prepayment.  This Note, or any portion hereof, may be prepaid by the Company at any time or from time to time without consent of the Holder and without penalty, upon 30 days prior written notice (the “Prepayment Notice”) to the Holder.  If the Company has delivered to the Holder a Prepayment Notice, the Holder may, prior to the Company prepaying the Note, convert all (but not less than all) of the principal balance outstanding under this Note and unpaid but accrued interest on this Note into Conversion Shares (as defined below) at the Exercise Price (as defined below) by following the conversion procedures set forth in Section 5.

4. Purchase Agreement.  This Note has been issued pursuant to a Note Purchase Agreement (the “Purchase Agreement”), dated of even date herewith, by and between the Company and the Holder.  Each of the Company and the Holder incorporate by reference into this Note all of the representations and warranties of such party as set forth in the Purchase Agreement, which representations and warranties are true and correct as of the date of this Note and will be true and correct on the date of conversion of this Note, if applicable.

5. Conversion.

a. Conversion; Exercise.  From time to time on or prior to the Maturity Date, the Holder will have the right, at the Holder’s option, to convert the outstanding principal and accrued but unpaid interest due under this Note, in whole or in part, into shares of Common Stock.  The exercise price for the shares of Common Stock issuable pursuant to this Section 5 (collectively, the “Conversion Shares”) will be $1.00 per share (as it may be adjusted pursuant to Section 5.d., the “Exercise Price”).

b. Conversion Procedure.  Before the Holder will be entitled to convert this Note into the Conversion Shares, it will surrender this Note and a properly executed Notice of Conversion, in the form attached hereto as Attachment A (the “Conversion Notice”), to the Company and will give written notice to the Company of the election to convert the same pursuant to this Section 5.  Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note and the Conversion Notice, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion will be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

c. Mechanics and Effect of Conversion.  The Company will, promptly after the Holder presents this Note and a properly executed Conversion Notice to the Company for conversion under Section 5.b., issue and deliver to the Holder a certificate or certificates for the number of Conversion Shares to which the Holder will be entitled upon conversion (bearing such legends as are required by the Purchase Agreement and applicable United States federal and state securities laws and the applicable securities laws of any other country or jurisdiction in the opinion of counsel to the Company), together with a check payable to the Holder for any cash amounts payable as described in Section 5.e., if applicable.  Upon conversion of this Note and issuance of such stock certificate(s), the Company will be forever released from all its obligations and liabilities under this Note.

d. Exercise Price Adjustments.  If the Company effectuates a split or subdivision of the outstanding shares of its Common Stock, then the Exercise Price will be appropriately decreased so that the number of Conversion Shares will be increased in proportion to such increase of outstanding shares.  If the number of shares of the Company’s Common Stock outstanding at any time after the Funding Date is decreased by a combination of the outstanding shares of Common Stock, then the Exercise Price will be appropriately increased so that the number of Conversion Shares will be decreased in proportion to such decrease in outstanding shares.

e. Fractional Shares; Interest; Effect of Conversion.  No fractional shares will be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company will pay to the Holder an amount equal to the product obtained by multiplying the applicable Exercise Price by the fraction of a share not issued pursuant to the previous sentence.

6. Events of Default; Acceleration.  The occurrence of any one or more of the following events will constitute an “Event of Default” under this Note:

a. Nonpayment of principal, interest, or other amounts when the same will become due and payable under this Note, and the Company does not cure such failure to pay within 10 days after the date such payment is due;

b. The failure of the Company to comply with any other term or condition of this Note;

c. The entry of an order for relief under the Federal Bankruptcy Code as to the Company, or the entry of an order or appointing a receiver or trustee for the Company, or the entry of an order approving a petition in reorganization or other similar relief relating to the Company under bankruptcy or similar laws in the United States of America or any other competent jurisdiction; or

d. The dissolution, winding-up, or termination of the existence of the Company.

Upon the occurrence of any Event of Default, the entire principal balance outstanding hereunder, together with all accrued but unpaid interest and other amounts payable hereunder, at the election of the Holder, will automatically become immediately due and payable upon written notice provided to the Company by the Holder.

7. Usury.  In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate will be deemed a payment of principal and applied against the principal of this Note.

8. Security Interest.

a. Grant of Security Interest.  The Company hereby grants to the Holder a lien on and security interest in the Collateral (as defined below) to secure the Company’s full and timely payment of principal, interest, and other amounts due and payable under this Note.  For purposes of this Section 8, “Collateral” means all of the Company’s rights to and interest in the provisional patent application filed with the United States Patent and Trademark Office on June 27, 2008, Number 61076588.

b. Representations Relating to Collateral.  In connection with the foregoing security interest, the Company hereby represents and warrants to the Holder that on the date of this Note and at all times prior to the Maturity Date or the earlier prepayment or conversion of this Note: (i) the Company is and will be the owner of the Collateral; (ii) the Company will not transfer the Collateral to any other person or entity without the prior written consent of the Holder; (iii) the Collateral is and will be free from all liens, security interests, encumbrances, or other rights, title, or interest of any other person or entity, except for the security interest granted in this Section 8.

c. Rights of the Holder Upon Default.  If any Event of Default occurs and is continuing, in addition to all the rights and remedies afforded to the Holder at law or in equity, the Holder may, upon 30 days prior written notice to the Company: (i) take such action as may be necessary to transfer title in the Collateral from the Company to the Holder; (ii) take such action as may be necessary to sell or otherwise dispose of the Collateral in whole or in part; (ii) collect any and all money due or to become due and enforce in the Company’s rights with respect to the Collateral; or (iii) settle, adjust, or compromise any dispute with respect to the Collateral.

9. State Commissioners of Corporations.  The sale of the Conversion Shares which are the subject of this Note has not been qualified with any state commission or regulatory body and the issuance of such Conversion Shares or the payment or receipt of any part of the consideration for such Conversion Shares prior to such qualification is unlawful, unless the sale of the Conversion Shares is exempt from qualification by applicable law.  The rights of the Company and the Holder under this Note are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

10. “Market Stand-Off” Agreement.  The Holder agrees that, if requested by an underwriter, Nomad, or broking institution engaged by the Company in connection with (a) the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act, or (b) the Company having its shares of its capital stock admitted to trading on any internationally recognized securities exchange (e.g., New York, AMEX, NASDAQ, London, or Toronto Stock Exchanges), the Holder will not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Conversion Shares during the period commencing on the earlier to occur of (i) the date of the final prospectus relating to the Company’s first firm commitment underwritten public offering of its common stock under the Securities Act, or (ii) the date that the Company’s shares of capital stock are admitted for trading on any internationally recognized securities exchange, and ending on the date specified by the Company and the applicable underwriter, Nomad, or broking firm for a period of up to 12 months.  Holder will execute a market standoff agreement with said underwriters, Nomads, and broking institutions in customary form consistent with the provisions of this Section 9.  The requirements set forth above apply to Holder solely on the condition that all other holders of shares of Common Stock are also subject to such requirements, and only in the proportion that all shares of Common Stock subject to the requirement bears to the total number of Common Stock outstanding.

11. Beneficial Ownership Restrictions.

a. Notwithstanding anything to the contrary set forth in this Note or the Purchase Agreement, at no time may the Holder convert this Note if the number of Conversion Shares to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder or its affiliates at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock of the Company; provided, however, that upon the Holder providing the Company with 61 days notice (the “Waiver Notice”) that the Holder would like to waive this Section 11.a. with regard to any or all Conversion Shares issuable upon conversion of this Note, this Section 11.a. will be of no force or effect with regard to the Conversion Shares referenced in the Waiver Notice.

b. Notwithstanding anything to the contrary set forth in this Note or the Purchase Agreement, at no time may the Holder convert this Note if the number of Conversion Shares to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder or its affiliates at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock of the Company; provided, however, that upon the Holder providing the Company with a Waiver Notice that the Holder would like to waive this Section 11.b. with regard to any or all Conversion Shares issuable upon conversion of this Note, this Section 11.b. will be of no force or effect with regard to the Conversion Shares referenced in the Waiver Notice.

12. Status Under Securities Laws.  This Note and the Conversion Shares: (i) constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; and (ii) have not been registered under the Securities Act or the securities laws of any other state, country, or province.  The Company is under no obligation to register this Note or the Conversion Shares under the Securities Act or the securities laws of any other state, country, or province, or to take any action that would make available any exemption from such registration.

13. Assignment; Successors and Assigns.  This Note may not be assigned or otherwise transferred by the Holder without the prior written consent of the Company.  The rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the Company and the Holder.

14. Entire Agreement; Modification.  This Note and the Purchase Agreement constitute the entire agreement between the Company and the Holder and supersedes all prior and contemporaneous agreements and undertakings of the Company and the Holder with respect to the subject matter hereof and thereof.  No supplement, modification, or amendment of this Note will be binding and enforceable unless executed in writing by the Company and the Holder.

15. Waiver.  No waiver of any of the provisions of this Note will be deemed, or will constitute, a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver, and no waiver will be binding unless executed in writing by the party making the waiver.

16. Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

17. Severability.  If any provision of this Note will be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note will not be affected thereby.

18. No Stockholder Rights.  Nothing contained in this Note will be construed as conferring upon the Holder or any other person any rights or privileges as a stockholder of the Company and no dividends or interest will be payable or accrued in respect of the Conversion Shares obtainable under this Note until, and only to the extent that, this Note will have been converted pursuant to the terms and conditions hereof.

19. Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

20. Notices.  All notices and other communications given or made pursuant to this Note will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile, if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Company or to the Holder at the addresses of the parties set forth on the signature page of this Note (or at such other addresses as will be specified by notice given in accordance with this Section 20).

21. Governing Law; Jurisdiction.  Except as expressly provided herein, this Note and all questions relating to its validity, interpretation, performance, and enforcement will be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.  Jurisdiction of and venue for any legal action between the Company and the Holder will be in the state and federal courts serving Maricopa County, Arizona, and the Company and the Holder hereby consent to such jurisdiction and venue.

22. Interpretation.  The Company and the Holder agree that each party and its counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply to the interpretation of this Note.

23. Headings.  Headings contained in this Note are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Note or of any term or provision hereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company, by and through its authorized officer, has caused this Secured Convertible Promissory Note to be issued as of the date first set forth above.

COMPANY:

GLOBAL RECYCLING TECHNOLOGIES, LTD., a Delaware corporation

By: /s/ John d’Arc Lorenz
John d’Arc Lorenz II, Chief Executive Officer and Chairman

Address:                Global Recycling Technologies, Ltd.
Attn:  John d’Arc Lorenz II
Post Office Box 3064
Tempe, Arizona  85280-3064
Email: john@grtus.com
Fax: (____) ____-______

ACKNOWLEDGED AND AGREED:

HOLDER:

IRA FBO LEONID FRENKEL, Pershing LLC, as Custodian

By: /s/ Leonid Frenkel
Name: Leonid Frenkel
Title:

Address:                        401 City Line Avenue
Suite 800
Bala Cynwyd, PA  19004
Email: jfrankel@triagefunds.com
Fax: (610) 668-1919

ATTACHMENT A

NOTICE OF CONVERSION

The undersigned, the holder of the foregoing Secured Convertible Promissory Note, hereby surrenders such Note for conversion into ______________ shares of Common Stock of Global Recycling Technologies, Ltd., to the extent of $__________ unpaid principal amount and accrued and unpaid interest amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, the undersigned pursuant to the terms and conditions of the Note.  The undersigned agrees and acknowledges that the representations and warranties of the undersigned in the Purchase Agreement and the Note are true, accurate, and correct on the date of this Notice of Conversion.  Capitalized terms used but not otherwise defined in this Notice of Conversion will have the meanings given to such terms in the Note.

Dated: ___________ ___, 20__.

(Signature must conform in all respects to name of
holder as specified on the face of the Note)

(Address)